                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               SEPTEMBER 12, 2002
                Date of Report (Date of earliest event reported)


                          TURBODYNE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



               Delaware                0-21391          95-4699061
    (State or other jurisdiction   (Commission File   (IRS Employer
     of incorporation)                 Number)       Identification No.)




         6155 Carpinteria Avenue, Carpinteria, California     93013

          (Address of principal executive offices)          (Zip Code)



                                 (805) 684-4551
               Registrant's telephone number, including area code



                           TURBODYNE TECHNOLOGIES INC.
          (Former name or former address, if changed since last report)

ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

Not  applicable.


ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

Not  applicable.


ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

Not  applicable.


ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Not  applicable.


ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

Completion  of  Nevada  Reincorporation

Turbodyne Technologies Inc. (the "Company") has completed its reincorporation as a Nevada corporation effective September 12, 2002. The reincorporation was completed pursuant to an Agreement and Plan of Merger between the Company and its wholly-owned subsidiary, Turbodyne Nevada, Inc. ("Turbodyne Nevada"). Under the merger agreement, the Company merged with and into Turbodyne Nevada and each share of the Company's common stock has automatically been be converted into one share of common stock, par value $0.001 per share of Turbodyne Nevada (the "Merger"). The Merger was effected by the filing of a Certificate of Merger with the Secretary of State of Delaware and Articles of Merger with the Secretary of State of Nevada. Copies of the Certificate of Merger and Articles of Merger are attached as exhibits to this Current Report on Form 8-K. Upon completion of the Merger, the name of Turbodyne Nevada was changed to "Turbodyne Technologies, Inc." by the filing of Restated Articles of Incorporation.

The Merger and the change of the Company's jurisdiction to the State of Nevada was approved by the Company's shareholders at its 2002 annual general meeting held on July 16, 2002. No shareholders exercised dissent rights in connection with this reincorporation.

The Company now exists as a Nevada corporation and is governed by the Nevada Revised Statutes. The Company's is also governed by its Restated Articles of Incorporation and Amended Bylaws, copies of which are attached as exhibits to this Current Report on Form 8-K. The Company is no longer a Delaware corporation and is no longer governed by the Delaware General Corporation Law.

Licensing  and  Development  Agreement  with  IHI

The Company's subsidiary, Turbodyne Systems Inc. ("TSI"), has entered into a Licensing and Joint Development Agreement with Ishikawajima-Harima Heavy Industries Co., Ltd. "IHI". The Licensing and Joint Development Agreement provides for the grant by TSI to IHI of a ten-year non-exclusive license for TSI's motor assisted turbocharger technology for the territories of Asia and Europe. IHI is required to pay to TSI 8,000,000 Japanese Yen (equal to approximately $66,300 US as of September 11, 2002) as an initial license fee upon execution of the agreement. IHI is also required to pay to TSI an additional license fee of 20,000,000 Japanese Yen (equal to approximately $165,900 US as of September 11, 2002) upon a decision by IHI to enter into mass production and delivery to IHI by TSI of complete design, engineering, drawings, specifications and parts lists. In addition to the additional license fee, IHI will pay to TSI a royalty based on the number of units sold by IHI that incorporate the licensed technology. The royalty will equal 3% of the amount of the sales price of motor assisted turbochargers sold that incorporate the Company's technology less the price of a conventional turbocharger product for sales of the first 200,000 units. For sales in excess of 200,000 units, the royalty will be reduced to 1% of the price differential.

TSI has also agreed to manufacture and deliver to IHI four engineering sample units that will be designed to meet the specific requirements of IHI. The purpose of these engineering sample units will be for testing and evaluation purposes by IHI. IHI will pay to TSI the amount of 2,000,000 Japanese Yen (equal to approximately $16,600 US as of September 11, 2002) upon execution of the agreement. TSI will complete the fabrication of the electric motor and electronic components for the test units. IHI will supply the conventional turbocharger components to TSI for final assembly and testing by TSI. TSI will deliver the four samples to IHI for evaluation. Additional test units will be provided at a price of 500,000 Japanese Yen (equal to approximately $4,150 US as of September 11, 2002).


ITEM  6.     RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS

Not  applicable.


ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)          Financial  Statements  of  Business  Acquired.

Not  applicable.

(b)          Pro  forma  Financial  Information.

Not  applicable.

(c)     Exhibits.

Exhibit                      Description
-------------------------------------------------------------------------------

3.1  Restated  Articles  of  Incorporation  of  the  Registrant
3.2  Amended  Bylaws  of  the  Registrant
4.1 Certificate of Merger, as filed by the Registrant with the Delaware Secretary of State
4.2 Articles of Merger, as filed by the Registrant with the Nevada Secretary of State
10.1 Licensing  and  Joint  Development  Agreement  Between  the Company and IHI


ITEM  8.     CHANGE  IN  FISCAL  YEAR

Not  applicable.


ITEM  9.     REGULATION  FD  DISCLOSURE

Not  applicable.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           TURBODYNE  TECHNOLOGIES,  INC.

Date:  September  12,  2002

                           By:  /s/ DANIEL BLACK
                           -------------------------------
                                DANIEL BLACK
                                President and Chief Executive Officer